SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                  FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

          August 12, 1999                  (July 28, 1999)
           Date of Report        (Date of earliest event reported)


                           thehealthchannel.com, Inc.
           (Exact name of registrant as specified in its charter)

                                   Delaware
               (State or other jurisdiction of incorporation)


       000-                                        33-0728140
(Commission File Number                  IRS Employer Identification No.)


5000 Birch Street, Suite 4000, Irvine, California                92660
(Address of principal executive offices)                      (Zip Code)


  Registrant's telephone number, including area code:  (714) 962-0259


Item 1.  Changes in Control of Registrant
-----------------------------------------

     On July 28, 1999, Innovative Tracking Solutions Corporation, a Delaware corporation (the "Company") acquired approximately 90% of the assets of BioLogix International, Ltd. in exchange for the controlling interests of the Company. Restricted Common Shares representing the majority controlling interests held by the directors of Innovative Tracking Solutions Corporation, a Delaware corporation, have been transferred.

     The former officers and directors of Registrant resigned and the following officers and directors were appointed to fill the vacant terms until the next annual election of officers and directors:

   Donald Shea         President, Director
   Thomas Lonergan     C.F.O., Secretary, Director
   Ernie Bodai         Director
   Jeffrey Berg        Director
   Joseph Song         Director

     There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters.

Item 2.  Acquisition or Disposition of Assets
--------------------------------------------

     Pursuant to the Bylaws and general Delaware corporate law, the Company acquired approximately 90% of the assets of BioLogix International, Ltd. ("BGIX"), consisting primarily of thehealthchannel.com web site and related technology.

     Restricted Common Shares representing the majority controlling interests of Innovative Tracking Solutions Corporation, a Delaware corporation, held by all of the Company's directors, have been transferred to officers and directors of BioLogix International, Ltd. and all assets and liabilities of the Company were previously removed and transferred to a newly formed private corporation held by some or all of the Company's present Shareholders.


Item 5.  Other Events
----------------------

      In connection with this Change in Control, Registrant's name was changed to thehealthchannel.com, Inc. and its headquarters were moved to 5000 Birch Street, Suite 4000, Irvine, California, 92660. Please refer to the Acquisition Agreement attached hereto as Exhibit 1 for complete details regarding the acquisition.


Item  7:  Financial  Statements  and  Exhibits
-----------------------------------------------

      The acquisition closed on July 28, 1999. It is currently impracticable for the Registrant to file the required audited financial statements for this acquisition. However, the Registrant shall file such financial statements under cover of Form 8-K as soon as practicable, but no later than sixty days from the date of filing this report.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   August 12, 1999                thehealthchannel.com, Inc.

                                        By:/s/ Donald Shea
                                        ----------------------
                                        Donald Shea
                                        Its:  President



EXHIBIT  1
=========


               AQUISITION, STOCK PURCHASE AND EXCHANGE AGREEMENT

      THIS AGREEMENT, made as of the 28th day of July, 1999, is by and between BioLogix International, Ltd., a Delaware corporation (the "PURCHASER") and Innovative Tracking Solutions, Corporation, a Delaware corporation (the "COMPANY"), and Dianna Cleveland, an individual, Lee Namisniak, an individual, and Lou Weiss, an individual (collectively referred to as the "SHAREHOLDERS").

                                 WITNESSETH

      WHEREAS, the COMPANY is a publicly held Delaware corporation, traded on the Over-the-Counter Bulletin Board under the symbol "IVTX", with a total of 10,000,000 shares of common stock authorized and 3,785,243 shares issued and outstanding of which 1,185,243 shares are held by the public and 2,600,000 restricted shares are held by management. Of the shares held by the public, there are approximately 410,677 Regulation D, Rule 504 free trading shares, 475,191 restricted shares that have been held more than one year and are currently tradable under Rule 144, and 299,375 restricted shares under Rule 144 that have been held less than one year.

      WHEREAS, SHAREHOLDERS are the owners of 2,600,000 shares (the "Shares") of the Common Stock of Innovative Tracking Solutions Corporation ("COMPANY"); and WHEREAS, PURCHASER is a publicly held Delaware corporation, traded on the Over-the-Counter Bulletin Board under the symbol "BGIX" and is in the business of internet healthcare information services with a total of approximately 20,000,000 freely tradable and 50,000,000 restricted shares of stock issued and outstanding; and

     WHEREAS, SHAREHOLDERS desire to sell 2,550,000 Shares to the PURCHASER on the terms and conditions set forth in this Acquisition, Stock Purchase and Exchange Agreement (hereinafter called "Agreement"); and WHEREAS, the COMPANY desires to acquire the majority of assets of PURCHASER, specifically, 100% of the proprietary website, "thehealthchannel.com" and related technology (the "WEBSITE"), in exchange for the majority of outstanding common stock of COMPANY; and

      WHEREAS, the PURCHASER desires the COMPANY to conduct a forward split of its current outstanding stock in order to facilitate a 1 to 1 exchange of outstanding shares of PURCHASER for shares of COMPANY and to facilitate a 2 to 1 forward exchange of outstanding shares of COMPANY to COMPANY's shareholders (hereinafter referred to as the "SHARE EXCHANGE PLAN"); and

     WHEREAS, it is the intention of the parties that the transactions completed hereby shall to the extent possible, be structured as a tax deferred exchange and reorganization, as defined in the Internal Revenue Code of 1986, resulting in no adverse tax liability to the SHAREHOLDERS, the COMPANY, the PURCHASER and that all the terms of the Agreement shall be interpreted, construed and enforced to effectuate this intent.

     NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

                                   AGREEMENT

1) Sale of the Shares.  Upon the execution of this Agreement as provided in
Section 2 hereto (the "Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SHAREHOLDERS shall sell to PURCHASER, and PURCHSER shall purchase from SHAREHOLDERS, the Shares.

a) Instruments of Conveyance and Transfer. Within fifteen (15) days of the Closing, SHAREHOLDERS shall deliver certificates representing the Shares to the Custodian, Horwitz & Beam, for further delivery to the PURCHASER, in form and substance satisfactory to PURCHASER, as shall be effective to vest in PURCHASER all right, title and interest in and to all of the Shares, as set forth in
Section 3 herein.

b) Consideration and Payment for the Shares. In consideration for the Shares PURCHASER shall pay the purchase price equal to $250,000 ("Purchase Price"), receipt of which is acknowledged.

2) Closing. The Closing shall be deemed to have occurred upon the date of signing of this Agreement. Following the closing, subsequent actions by the parties as provided in Section 3 hereto shall occur in a timely manner.

3) Subsequent Actions of SHAREHOLDERS

a) SHAREHOLDERS shall deliver to the Custodian for further delivery to the PURCHASER stock certificates and any and all other instruments of conveyance and transfer required by Section 1 hereto.

b) SHAREHOLDERS shall deliver, or cause to be delivered, to the Custodian for further delivery to the PURCHASER such instruments, documents and certificates as are required to be delivered by SHAREHOLDERS or its representatives pursuant to the provisions of this Agreement.

4) Subsequent Actions of CUSTODIAN

a) Upon the delivery of the Shares by SHAREHOLDERS to the CUSTODIAN, the CUSTODIAN shall hold, administer and distribute the Shares to PURCHASER pursuant to the terms of this Agreement upon the closing of this Agreement or another mutually agreeable date.

5) Subsequent Actions of COMPANY

a) The COMPANY shall cancel all issued securities options convertible into IVTX shares as requested by PURCHASER.

b) The COMPANY shall change its name to "thehealthchannel.com, Inc." and increase its authorized capital stock to one hundred ten million (110,000,000) shares of common stock.

c) The COMPANY shall implement a forward stock split of 28.22 to 1 of all outstanding IVTX shares of record as of July 29, 1999 resulting in a total of approximately 106,819,558 shares outstanding consisting of 24,999,195 tradable shares and 81,820,362 restricted shares in order to bring its current outstanding shares to a level that will facilitate an exchange of shares with the total outstanding shares of PURCHASER. The split shall not be intended to effect the current trading price of IVTX on the record date. The post-split shares are hereinafter referred to as the "THCL" shares.


The post-split shares are intended to be allocated as follows:

1.   20,000,000    Tradable shares for PURCHASER's public float (1:1 exchange); and

2.   81,221,614    Restricted shares for PURCHASER's restricted shareholders, treasury and contingencies; and

3.    3,127,458    Tradable shares for PURCHASER's treasury for contingencies; and

4.    1,771,736    Tradable shares for COMPANY's public tradable float (2:1 exchange); and

5.  .   598,750    Restricted shares for COMPANY's restricted public shareholders, excluding management  (2:1 exchange); and

6.      100,000    Shares to IVTX management (2:1 exchange).

    106,819,558    Total Outstanding Shares


The extra restricted stock not used will be cancelled by PURCHASER and/or utilized in a private placement, at the discretion of PURCHASER.

d) The COMPANY shall authorize its transfer agent to forward and release all shareholder lists and relevant records to the PURCHASERs transfer agent following the forward split.

e) The COMPANY shall assist PURCHASER in responding to any comments received relative to the COMPANY'S Form 10-SB disclosure document filed with the Securities and Exchange Commission ("SEC") on December 14, 1998 (the "Form 10-
SB), including any amendments thereto.

f) Upon the final completion of the Acquisition and Share Exchange Plan, the COMPANY's Board of Directors and Officers will resign said directorships and offices and, by a duly authorized resolution prior to their resignation, shall appoint Don Shea as President and Director, and Tom Lonergan as Secretary, Treasurer and Director of the COMPANY.

g) The COMPANY shall deliver, or cause to be delivered, to the Custodian for further delivery to the PURCHASER such instruments, documents and certificates as are required to be delivered by COMPANY or its representatives pursuant to the provisions of this Agreement and copies of all corporate records and securities filings in the COMPANY's possession.

h) The COMPANY shall notify its shareholders as to the details of this Agreement and require its shareholders to make their final elections for options previously given to its shareholders to exchange their IVTX shares into private shares of Innovative Tracking Solutions Corporation, a private Nevada Corporation, (hereinafter referred to as "ITSC PRIVATE SHARES"), and to finalize all exchanges and transfers in a timely manner. The parties to this Agreement understand that prior to the signing of this Agreement, the COMPANY estimated that all but 325,000 IVTX shares held by COMPANY's public shareholders would be submitted for exchange into ITSC PRIVATE SHARES. The parties further understand that this estimate was based on the elections for exchange previously submitted by the COMPANY's shareholders based on the COMPANY'S intention to merge with Desert Sun Investments, Ltd. and prior to the notification to COMPANY's shareholders of the proposed acquisition of "thehealthchannel.com" and the terms of this Agreement. The parties to this Agreement understand that after notification to the COMPANY's shareholders by COMPANY of the terms of this Agreement, that the COMPANY is obligated to allow its shareholders to change their elections for exchange of IVTX shares into ITSC PRIVATE SHARES, and that said elections will undoubtedly change. The parties understand that said changes in elections could result in as much as 100% of IVTX shares held by the COMPANY'S public shareholders remaining un-exchanged for ITSC PRIVATE SHARES and that all un-exchanged IVTX shares that remain to be held by the COMPANY'S shareholders, including 50,000 shares retained by COMPANY's current management, shall be split, and upon surrender, shall be exchangeable into THCL shares on a basis of two shares of THCL for each IVTX post-split share held.

i) The COMPANY shall use its best efforts to secure from each IVTX shareholder of record as of July 29, 1999 a signed affidavit that releases all claim and title to 26.22 post-split shares pursuant to the SHARE EXCHANGE PLAN thereby allowing said post-split shares to be exchanged on a 1 to 1 basis with BGIX shareholders while resulting in a 2 to 1 forward exchange for COMPANY's shareholders.

j) The COMPANY shall use its best efforts to coordinate the sale of all shares held in THCL by the COMPANY's existing shareholders, including shares retained by COMPANY's management, in a manner that minimizes the number of shares being sold in the market to approximately 10% per month of the total shares held by COMPANY's public shareholders over a period of ten (10) consecutive months following the date of this Agreement. The parties understand that any shares held by COMPANY's existing management or affiliated parties shall not be tradable for a minimum of ninety (90) days following the execution of this Agreement but that the monthly limitation shall still expire ten (10) months from the date of this Agreement. The parties to this Agreement understand that no assurance can be given that the monthly limitation will be achieved, and if not achieved, shall not constitute a breach of this Agreement.

6) Subsequent Actions of PURCHASER.

a) The PURCHASER shall deliver the Purchase Price as required in Section 1(b) of this Agreement.

b) The PURCHASER shall deliver, or cause to be delivered, to SHAREHOLDERS and COMPANY such instruments, documents and certificates as are required to be delivered by the PURCHASER or its representatives pursuant to the provisions of this Agreement.

c) The PURCHASER shall transfer its WEBSITE  to the COMPANY.

d) The PURCHASER shall handle the redistribution of all THCL shares as follows: each free-trading BGIX share submitted for exchange by a BGIX shareholder shall be exchanged for one TRADABLE THCL SHARE and each restricted BGIX share submitted for exchange by a BGIX shareholder shall be exchanged for one restricted THCL share. Each free trading IVTX share, held as of record date of July 29, 1999, submitted for exchange byan IVTX shareholder shall be exchanged for two TRADABLE THCL SHARES and each IVTX restricted share, held as of record date of July 29, 1999, submitted for exchange by an IVTX shareholder shall be exchanged for two restricted THCL shares. All IVTX shares that bear a restricted legend that are submitted for exchange into THCL shares shall be exchanged for certificates of THCL that are time-stamped with the original issue date of the IVTX shares, thereby not commencing a new holding period. However, it is understood that the foregoing exchange of restricted BGIX shares into THCL restricted shares may recommence the holding period for said shares.

e) The PURCHASER shall bear the sole responsibility of conducting all transactions for exchange by way of a proper registration or appropriate exemption.

f) The PURCHASER agrees that all transfer agent costs incurred for both the PURCHASER'S and the COMPANY's transfer agents relative to this Agreement, IVTX, BGIX and THCL, shall be the sole responsibility of the PURCHASER.

g) The PURCHASER shall cancel all extra THCL shares at a future date that is mutually agreeable to all the parties of this Agreement.

h) The PURCHASER shall include feature product coverage of the Private Practice" Vibration Reminder Disk product line and programs on the "thehealthchannel.com" website each month for at least six months with banner ads at least five days per month. The PURCHASER also agrees to include video streaming of the feature segment of the Private Practice" Vibration Reminder Disk which will air on an upcoming edition of American Medical Review (AMR) on National Public Television upon the approval of AMR.

7) Representations and Warranties of SHAREHOLDERS

a) Validity of SHAREHOLDERS' Shares. The Shares to be delivered to PURCHASER hereunder from the SHAREHOLDERS have been duly authorized by the appropriate corporate action of COMPANY.

b) Clean Title of the Shares. The SHAREHOLDERS shall transfer title, in and to the Shares to PURCHASER free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

c) Delivery of the Shares.   SHAREHOLDERS shall deposit with the Custodian,
certificates in fully transferable form with Medallion Signature Guaranteed signatures representing the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide as follows:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE
SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

d) Restricted Shares. PURCHASER acknowledges that the Shares are "restricted securities" (as such term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Act"), that the Shares may include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the Shares cannot be sold except in accordance with Rule 144 promulgated by the Securities and Exchange Commission, or unless registered with the SEC and qualified by appropriate state securities regulators, or unless PURCHASER otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

8) Representations and Warranties of the COMPANY.

a) Organization. COMPANY is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification. COMPANY is currently in good standing with its Transfer Agent, Atlas Stock Transfer.

b) Authority. The Board of Directors of COMPANY have authorized the execution of this Agreement and the transactions contemplated herein and has full power and authority to execute, deliver, and perform this Agreement based on a unanimous vote of shareholders obtained at a meeting duly convened on April 12, 1999.

c) Capital. The authorized capital stock of COMPANY consists of 10,000,000 shares of $.001 par value common stock of which 3,785,243 shares are currently issued and outstanding. All of the issued and outstanding shares are validly issued, fully paid, and non-assessable. All currently outstanding shares of COMPANY'S common stock have been issued in compliance with applicable federal and state securities laws.

d) Subsidiaries. COMPANY has no subsidiaries and does not own any interest in any other enterprise, whether or not enterprise is a corporation.

e) Directors and Officers. The COMPANY's Form 10-SB, as filed with the SEC on December 14, 1998, including all amendments thereto, contains the names and titles of all officers and directors of COMPANY as of the date of this Agreement.

f) Financial Statements. The COMPANY's Form 10-SBA filed with the SEC on April 5, 1999 includes the COMPANY's audited financial statements as of December 31, 1998. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed throughout the period indicated and fairly present the financial position of COMPANY as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

g) Absence of Changes. Since the date of COMPANY's most recent financial statements, the COMPANY's assets and liabilities have been transferred to another entity. All such assets formerly owned by the COMPANY are hereby excluded from this transaction.

h) Absence of Undisclosed Liabilities. As of the date of COMPANY's most recent balance sheet, included in the Form 10-SB, it did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

i) Tax Returns. With the times and in the manner prescribed by law, COMPANY has filed all federal, state or local tax returns required by law, has paid all taxes, assessments and penalties due and payable and has made adequate provisions on its most recent balance sheet for any unpaid taxes. There are no present disputes as to taxes of any nature payable by COMPANY.

j) Investigation of Financial Condition.   Without in any manner reducing or
otherwise mitigating the representations contained herein, representatives of PURCHASER shall have the opportunity to meet with COMPANY's accountants and attorneys to discuss the financial condition of COMPANY. COMPANY shall make available to representatives of PURCHASER all books and records of COMPANY.

k) Compliance with Laws. COMPANY has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations affecting its properties, securities or the operation of its business.

l) Litigation. COMPANY is not a party to, nor to the best of its knowledge is there pending or threatened, any suit, action, arbitration or legal, administrative or other proceedings, or governmental investigation concerning its business, assets or financial condition.

m) Ability to Carry Out Obligations. The execution and delivery of this Agreement by COMPANY and the performance of its obligations hereunder will not cause, constitute, conflict with or result in (i) any breach of the provisions of any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, or (iii) an event that would result in a creation or imposition of any lien, charge, or encumbrance on any asset.

n) Full Disclosure. None of the representations and warrantees made by COMPANY herein, or in any exhibit, certificate, or memorandum furnished or to be furnished by it or on its behalf, contains or will contain any untrue statement of a material fact, or omits any material fact, the omission of which would be misleading.

o) Assets. COMPANY has had good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances.

p) Indemnification. COMPANY agrees to indemnify, defend and hold harmless PURCHASER against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties, and reasonable attorneys fees, incurred or suffered, which arise out of, result from or relate to any breach of, or failure by COMPANY to perform any of its representations, warranties, or covenants in this Agreement or in any exhibit or other instrument furnished, or to be furnished, under this Agreement and from any and all claims, demands, losses, costs, expenses, obligations, liabilities, or damages which arise form activities prior to the date of the transfer of assets from PURCHASER to COMPANY as set forth in Section 6(c).

q) Validity of COMPANY Shares. The Shares of COMPANY $.001 par value common stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable under Delaware law.

9. Representations of Warranties of PURCHASER

a) Organization. PURCHASER is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, is duly qualified to do business, and is in good standing in each of the jurisdictions where its business requires qualification.

b) Capital. The authorized capital stock of PURCHASER consists of one hundred million (100,000,000) shares of common stock of which approximately 20,000,000 free trading shares and 50,000,000 restricted shares are currently issued and outstanding. All of the issued and outstanding shares are validly issued, fully paid and nonassessable.

c) Subsidiaries.   PURCHASER has no subsidiaries.

d) Directors and Officers. Don Shea, President and Tom Lonergan, Vice President, C.O.O., Secretary, and Treasurer are the officers of the Company.

e) Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, COMPANY and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of PURCHASER. PURCHASER shall make available to COMPANY and/or its attorneys all books and records of PURCHASER. Further, PURCHASER shall provide a copy of its most recent financial statements to COMPANY and SHAREHOLDERS prior to the Closing. If the transaction contemplated hereby is not completed, all documents received by COMPANY and/or its attorneys shall be returned to PURCHASER and all information so received shall be treated as confidential.

f) Compliance with Laws. PURCHASER has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations affecting its properties, securities or the operation of its business.

g) Litigation. PURCHASER is not a party to, nor to the best of its knowledge, is there pending or threatened, any suit, action, arbitration or legal, administrative or other proceedings, or governmental investigation concerning its business, assets or financial condition. PURCHASER is not in default with respect to any order, writ, injunction or decree of any federal, state, local, or foreign court or agency, nor is it engaged in, nor does it anticipate it will be necessary to engage in, any lawsuits to recover money or real or personal property.

h) Authority. The SHAREHOLDERS and Board of Directors of PURCHASER have authorized the execution of this Agreement and the transactions contemplated herein and it has full power and authority to execute, deliver, and perform this Agreement.

i) Ability to Carry Out Obligations. The execution and delivery of this Agreement by PURCHASER and the performance of its obligations hereunder will not cause, constitute, conflict with or result in (i) any breach of the provisions of any license, indenture, mortgage, charter, instrument, certificate of ncorporation, bylaw or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, or (iii) an event that would result in a creation or imposition of any lien, charge, or encumbrance on any asset.

j) Full Disclosure. None of the representations and warranties made by PURCHASER herein, or in any exhibit, certificate, or memorandum furnished or to be furnished by it or on its behalf, contains or will contain any untrue statement of a material fact, or omits any material fact, the omission of which would be misleading.

k) Assets. PURCHASER has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances.

l) Indemnification. PURCHASER agrees to defend and hold SHAREHOLDERS and COMPANY and its officers and directors harmless against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties, and reasonable attorneys fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by PURCHASER to perform any of its representations, warranties, or covenants in this Agreement or in any exhibit or other instrument furnished, or to be furnished, under this Agreement and from any and all claims, demands, losses, costs, expenses, obligations, liabilities, or damages which arise form activities subsequent to the date of the transfer of assets from PURCHASER to COMPANY as set forth in Section 6(c).

m) Investment Intent. PURCHASER understands and acknowledges that the Shares offered for sale from the SHAREHOLDERS pursuant to this Agreement are being offered in reliance upon an exemption from registration requirements of the Act, pursuant to the exemption commonly known as the Section 4 1 1/2 exemption and makes the following representations, agreements and warranties with the intent that the same may be relied upon in determining the suitability of PURCHASER as a buyer of the Shares from the SHAREHOLDERS. The shares to be exchanged upon the Closing are offered pursuant to Section 4(2) of the Act.
Further:

i. The Shares are being acquired solely for the account of PURCHASER, for investment purposes only, and not with a view to resale or redistribution in violation of applicable state and federal securities laws and with no present intention of distributing or reselling any part of COMPANY's common stock acquired; and that any subsequent sale of the shares shall be in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ii. PURCHASER agrees not to dispose of COMPANY's common stock or any portion thereof unless and until counsel for COMPANY shall have determined that the intended disposition is permissible and does not violate the Act or any applicable Federal or state securities laws, or the rules and regulations thereunder;

iii. PURCHASER agrees that the certificates evidencing the Shares acquired pursuant to this Agreement may have a legend placed thereon stating that they have not been registered under the Act or any state securities laws and setting forth or referring to the restrictions on transferability and sale of COMPANY's common stock.

iv. PURCHASER acknowledges that COMPANY has made all records and documentation pertaining to COMPANY's common stock available to them and to their qualified representatives, if any, and has offered such person or persons an opportunity to ask questions and further discuss the proposed acquisition of COMPANY' s common stock, and any available information pertaining thereto, with the officers and directors of COMPANY, and that all such questions and information requested have been answered by COMPANY and its officers and directors to PURCHASER's satisfaction;

v. PURCHASER has carefully evaluated their financial resources and investment position and the risks associated with this transaction and are able to bear the economic risks of this transaction; and they have substantial knowledge and experience in financial, business, and investment matters and are qualified as sophisticated investors, and are capable of evaluating the merits and risks of this transaction; and they desire to acquire COMPANY's common stock on the terms and conditions set forth;

vi. PURCHASER is able to bear the economic risk of an investment in the Shares;

and

vii. PURCHASER understand that an investment in the Shares is not liquid and PURCHASER has no need for liquidity in this investment.

n) Receipt of Relevant Information. PURCHASER has received from COMPANY all financial and other information concerning COMPANY and its officers and directors, including, but not limited to, the Form 10-SB, and all other documents and information they have requested.

o) Public "Shell" Corporation. PURCHASER is aware that COMPANY has public shareholders and is a "shell" corporation without significant assets or liabilities, and further that public companies are subject to extensive and complex state, federal, and other regulations. Among other requirements, PURCHASER is aware that a Form 8-K must be filed with the SEC within fifteen days after the Closing which filing requires that audited financial statements be filed within sixty days after the filing of the Form 8-K, and they agree that such responsibility shall not be the responsibility of COMPANY, its officers, directors, or employees nor the SHAREHOLDERS, but the sole responsibility of the new officers and directors of COMPANY. PURCHASER is aware of the legal requirements and obligations of public companies, understands that regulatory efforts regarding public shell transactions similar to the transaction contemplated herein has been and is currently being exerted by some state agencies, the SEC, and the National Association of Securities Dealer, Inc.
(NASD), and are fully aware of their responsibilities, following the Closing, to fully comply with all securities laws and regulations, and hereby agrees to do so.

p) No Assurances of Warranties. PURCHASER acknowledges that there can be no assurance regarding the tax consequences of this transaction, nor can there be any assurance that the Internal Revenue Code or the regulations promulgated thereunder will not be amended in such manner as to deprive them of any tax benefit that might otherwise be received. PURCHASER is relying upon the advice of their own tax advisors with respect to the tax aspects of this transaction. No representations or warranties have been made by COMPANY, its officers, directors, affiliates or agents, or by the SHAREHOLDERS as to the benefits to be derived by PURCHASER in completing this transaction, nor have any of them made any warranty or agreement, expressed or implied, as to the tax or securities consequences of the transactions contemplated by this Agreement or the tax or securities consequences of any action pursuant to or growing out of this Agreement.

q) State Fees. PURCHASER acknowledges that PURCHASER shall be fully responsible for all fees and charges incurred by the State of Delaware relative to the outstanding capital stock of THCL.

10) Legal Opinion. COMPANY, upon the Closing, will furnish PURCHASER an opinion of its counsel to the affect that:

a) COMPANY is duly organized, valid and existing in good standing under the laws of the State of Delaware, and has authority to conduct its business, to enter into this Agreement, and in connection therewith has performed all acts required pursuant to the laws of Delaware in effecting this Agreement.

b) COMPANY has the authority, pursuant to the corporate laws of the State of Delaware, to issue or exchange its shares of common stock.

c) That such counsel has examined the representations and warranties of COMPANY hereunder and to counsel's best knowledge, the representations and warranties of COMPANY are true in connection therewith, and that counsel may rely upon certificates of officers and directors of COMPANY.

d) That COMPANY is current in its reporting requirements with the SEC.

e) That there is no pending or threatened litigation or contingent liabilities against COMPANY.

f) Such other opinions as counsel may be requested to issue and can issue based upon counsel's review of any documents or instruments in connection therewith and associated only with the terms and transactions contemplated by this Agreement.

11) Investment Banking Fees. The Parties agree that Travis Morgan Securities, Inc. (the "Investment Banker") has acted as the investment banker for both parties in the consummation of this purchase and sale in connection with this Agreement. The Parties also agree that the Investment Banker shall be paid a fee of 50,000 shares of restricted common stock of THCL to be issued to the investment Banker as soon as practicable after the Closing.

12) Contingencies. Purchaser understands that the COMPANY may not be able to obtain a surrender of certain pre-split shares of COMPANY totaling approximately 25,000 relative to the COMPANY'S previous reverse-merger agreement with Desert Sun Investments and that if said surrender and affidavit for the release of any and all claims to the 26.22 post-split shares is not received, it shall constitute a breach of this Agreement.

13) Termination.    Notwithstanding anything to the contrary contained in this
Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to delivery of the Purchase Price solely by the mutual consent of all of the parties. In the event the transfer of PURCHASER's WEBSITE into the COMPANY does not occur by September 1, 1999 thereby commencing the exchange and distribution of BGIX shares into THCL shares, this Agreement shall be terminated, all transfer of shares by SHAREHOLDERS shall be rescinded and all monies paid hereunder by PURCHASER shall be non-refundable.

14) Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by all the parties of this Agreement. The failure or delay of any party at any time to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of, or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach or waiver of any other condition, or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all the parties hereto.

15) Rights and Responsibilities of the Custodian The following provisions shall apply to the appointed Custodian, Horwitz & Beam, in the course of performing hereunder:

a. Status of Custodian. The Parties acknowledge and agree that, in acting hereunder, the Custodian has not and is not acting as counsel to COMPANY or SHAREHOLDERS, in regard to whom the Custodian is acting solely as Custodian hereunder.

b. Discretion of the Custodian. In acting pursuant to this Agreement, the Custodian shall be fully protected in every reasonable exercise of Custodian's discretion and shall have no obligation hereunder to any other party except as expressly set forth herein.

c. Fees and Expenses of the Custodian. The Custodian may charge a reasonable fee for custodial services, which will cover all normal and reasonable expenses of holding the shares. Such fees and expenses shall be paid by PURCHASER.

d. Liability of the Custodian. In performing any of Custodian's duties hereunder, the Custodian shall not incur any liability to anyone for any damages, losses, or expenses, except for willful default or negligence and shall, accordingly, not incur any such liability with respect to any action taken or omitted in good faith or taken or omitted in reliance upon an instrument, including written advices provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained herein, which the Custodian shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

e. Information and Indemnity. The Parties agree to provide to the Custodian all information necessary to facilitate the administration of this Agreement, and the Custodian may rely upon any representation so made. The Parties hereby agree jointly and severally, to indemnity and hold harmless the Custodian against any and all claims, losses, damages, liabilities, costs and expenses, including reasonable costs of investigation aid counsel fees and disbursements, which may be imposed upon the Custodian or incurred by the Custodian in connection with acceptance of appointment of Custodian hereunder or the performance of Custodian's duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof. However, such indemnity shall not include acts or omissions to act of the Custodian which involve gross negligence or willful misconduct.

f. Interpleader. If at any time, a dispute arises as to the duties of the Custodian or the terms hereof, the Custodian may deposit the Shares with the Clerk of the District Court of Orange County, California, and may interplead the other parties hereto. Upon so depositing the Shares and filing its complaint in interpleader, the Custodian shall be completely discharged and released from all further liability or responsibility hereunder. The parties hereto, for themselves, their heirs, successors, assigns and legal representatives, do hereby submit themselves to the jurisdiction of said Court and do hereby appoint the Clerk of the said Court as their agent for services of all process in connection with any such proceedings.

g. Notices: Orders of Court, Etc. The Custodian hereby is expressly authorized and directed to disregard any and all notices or warnings not specifically called for in or permitted by this Agreement, or by any other person or entity not party to this Agreement, excepting only orders or process of Court, and is hereby expressly authorized to comply with and obey any and all orders, judgments, or decrees of any Court, and in case the Custodian obeys or complies with any such order, judgment, or decree of any Court, shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, notwithstanding that any such order, judgment, or decree may be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

16) Notices.   Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

TO PURCHASER:

BioLogix International, Ltd.
Don Shea, President
7 Benjamin Place
Locust Valley, NY  11560
Phone:  516-759-6010
Fax:  516-759-6010

BioLogix International, Ltd.
Tom Lonergan, Director
9581Cape Split Circle
Huntington Beach, CA 92646
Phone:  714-962-0259
Fax: 714-593-3009

WTH A COPY TO:

Horwitz & Beam
Two Venture Plaza, Suite 350
Irvine, CA 92618
Attn: Lynne Bolduc, Esq.
Fax: 949/453-9416

TO CUSTODIAN:

Horwitz & Beam
Two Venture Plaza, Suite 350
Irvine, CA 92618
Attn: Larry Horwitz
Fax: 949/453-9416

TO COMPANY:

Innovative Tracking Solutions Corporation
23232 Peralta Drive, Suite 115
Laguna Hills, CA 92653
Attn: Dianna Cleveland, President
Fax: 949/595-4741

WITH A COPY TO:
Ken Eade
143 South. B Street
Oxnard, CA 93030
Fax:  805-483-7634

TO SHAREHOLDERS:

Dianna Cleveland
23232 Peralta Drive, Suite 115
Laguna Hills, CA 92653
Fax: 949/595-4741

Lee Namisniak
23232 Peralta Drive, Suite 115
Laguna Hills, CA 92653
Fax: 949/595-4741

Lou Weiss
23232 Peralta Drive, Suite 115
Laguna Hills, CA 92653
Fax: 949/595-4741

      The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions to this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven business days after deposit thereof in the United States mail.

17) Counterparts: Facsimile Signatures. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

18) Jurisdiction. Any dispute, claim, or other legal proceedings in relation to this Agreement shall be held in the County of Orange, State of California.

19) Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of said State.

20) Professional Fees. In the event either party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any Covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, accountants' fees, and experts' fees.

21) Miscellaneous Provisions.

a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

b) Each of the parties shall execute any and all documents required to be executed and perform all acts required to be performed in order to effectuate the terms of this Agreement.

c) This Agreement contains all of the agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters be effective for any purpose.

d) Each of the parties hereto has agreed to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation against the party who causes the uncertainty to exist or against the draftsman.

e) This Agreement may not be superseded, amended or added to except by an agreement in writing, signed by the parties hereto, or their respective successors-in-interest.

f) Any waiver of any provision of this Agreement shall not be deemed a waiver of such provision as to any prior or subsequent breach of the same provision or any other breach of any other provision of this Agreement.

g) If any provision of this Agreement is held, by a court of competent jurisdiction, to be invalid, or enforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this Agreement, which shall, nevertheless, continue in full force and effect.

h) The parties shall use their reasonable best efforts to obtain the consent of all necessary persons and agencies to the transfer of shares provided for in this Agreement.



IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the date first above written.


COMPANY                                  PURCHASER

INNOVATIVE TRACKING SOLUTIONS CORP.      BIOLOGIX, INTERNATIONAL, LTD.


S/S  Dianna Cleveland                     S/s  Don Shea
-----------------------                    ---------------------
By: Dianna Cleveland                      By:  Don Shea
Its:  President                           Its:  President

                                          S/s  Tom Lonergan
-----------------------                   ---------------------
                                          By:  Tom Lonergan
                                          Its:   Vice President,
                                                C.O.O., Secretary

SHAREHOLDERS                              CUSTODIAN

S/s Dianna Cleveland------                HORWITZ & BEAM
------------------------
Dianna Cleveland                          S/s Larry Horwitz
                                          ------------------------
                                          Larry Horwitz
S/s Lee Namisniak
----------------------
Lee Namisniak


S/s Lou Weiss
----------------------
Lou Weiss